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                                                                  Exhibit 10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through MetLife Investors USA Separate Account A of MetLife Investors USA
Insurance Company (File No. 333-54464). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        /s/ W. Thomas Conner

                                        W. Thomas Conner

Washington, D.C.
April 25, 2005